Exhibit 99.4

Rainbow Casino Vicksburg Partnership, L.P.

Financial Statements as of and for the
Years Ended June 30, 2009 and 2008, and
Independent Auditors’ Report

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED JUNE 30, 2009 AND 2008:

Balance Sheets	2

Statements of Income	3

Statements of Partners’ Capital	4

Statements of Cash Flows	5

Notes to Financial Statements	6–12

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Rainbow Casino Vicksburg Partnership, L.P.:

We have audited the accompanying balance sheets of Rainbow Casino Vicksburg Partnership, L.P. (the general partner of which is United Gaming Rainbow, a wholly owned subsidiary of Bally Technologies, Inc.) (the “Partnership”) as of June 30, 2009 and 2008, and the related statements of income, partners’ capital, and of cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Rainbow Casino Vicksburg Partnership, L.P. as of June 30, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the accompanying financial statements have been prepared from the separate records maintained by the Partnership and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Partnership had been operated as an unaffiliated partnership. Portions of certain expenses either represent allocations made from home-office items applicable to Bally Technologies, Inc. as a whole or were transacted with Bally Technologies, Inc. pursuant to certain management or royalty agreements.

As discussed in Note 8 to the financial statements, on June 8, 2010, Bally Technologies, Inc., through its wholly-owned subsidiaries, sold all of its interest in the Partnership.

/s/ Deloitte & Touche LLP

New Orleans, Louisiana

June 24, 2010

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

BALANCE SHEETS

JUNE 30, 2009 AND 2008

(In thousands)

	2009	2008
ASSETS

CURRENT ASSETS:
Cash	$8,712	$6,579
Accounts receivable — net	19	22
Inventories	55	55
Prepaid expenses and other current assets	219	204

Total current assets	9,005	6,860

PROPERTY AND EQUIPMENT:
Land and land improvements	18,178	18,075
Facilities and related improvements	23,392	22,465
Gaming equipment	14,483	11,451
Furniture, fixtures, and equipment	7,761	4,735
Construction in progress	—	1,876

	63,814	58,602

Less accumulated depreciation and amortization	(20,336)	(18,558)

Total property and equipment — net	43,478	40,044

OTHER ASSETS	392	392

TOTAL	$52,875	$47,296

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$709	$665
Accrued liabilities	2,526	2,166

Total current liabilities	3,235	2,831

COMMITMENTS AND CONTINGENCIES (NOTE 5 and 6)

PARTNERS’ CAPITAL	49,640	44,465

TOTAL	$52,875	$47,296

See notes to financial statements.

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

STATEMENTS OF INCOME

YEARS ENDED JUNE 30, 2009 AND 2008

(In thousands)

	2009	2008

REVENUES:
Gaming operations	$38,397	$45,990
Food and beverage	3,260	3,960
Other	12	15

Gross revenues	41,669	49,965

Less promotional allowances	(2,087)	(2,666)

Net revenues	39,582	47,299

OPERATING EXPENSES:
Gaming operations	9,706	11,115
Gaming taxes	4,562	5,485
Food and beverage	2,457	2,247
General and administrative	6,734	6,996
Marketing and promotion	1,214	1,277
Royalty and management fees — related party	5,113	6,164
Depreciation and amortization	3,337	2,755

Total operating expenses	33,123	36,039

OPERATING INCOME	6,459	11,260

INTEREST AND OTHER INCOME	89	207

NET INCOME	$6,548	$11,467

See notes to financial statements.

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

STATEMENTS OF PARTNERS’ CAPITAL

YEARS ENDED JUNE 30, 2009 AND 2008

(In thousands)

	United		Total
	Gaming	Rainbow	Partners’
	Rainbow	Corporation	Capital

BALANCE — July 1, 2007	$43,441	$487	$43,928

Net income	9,581	1,886	11,467

General partner distributions	(9,000)	—	(9,000)

Limited partner distributions	—	(1,930)	(1,930)

BALANCE — June 30, 2008	44,022	443	44,465

Net income	5,372	1,176	6,548

Limited partner distributions	—	(1,373)	(1,373)

BALANCE — June 30, 2009	$49,394	$246	$49,640

See notes to financial statements.

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

STATEMENTS OF CASH FLOWS

YEARS ENDED JUNE 30, 2009 AND 2008

(In thousands)

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,548	$11,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,337	2,755
Provision for losses on receivables	14	18
Gain on disposal of property and equipment	(63)	(73)
Changes in operating assets and liabilities:
Accounts receivable	(11)	(3)
Inventories	—	28
Prepaid expenses and other current assets	(27)	33
Accounts payable and accrued liabilities	288	(470)

Net cash provided by operating activities	10,086	13,755

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,711)	(2,911)
Proceeds from disposal of property and equipment	119	91
Collection of note receivable	12	10

Net cash used in investing activities	(6,580)	(2,810)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to general partner	—	(9,000)
Distributions to limited partner	(1,373)	(1,930)

Net cash used in financing activities	(1,373)	(10,930)

NET INCREASE IN CASH	2,133	15

CASH — Beginning of year	6,579	6,564

CASH — End of year	$8,712	$6,579

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
Capital expenditures in accounts payable	$508	$392

During fiscal 2008, the Partnership exchanged certain property with a net book value of $177 for similar property valued at $129 and a note receivable of $48 (See Note 7).

See notes to financial statements.

RAINBOW CASINO VICKSBURG PARTNERSHIP, L.P.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2009 AND 2008

1.              THE PARTNERSHIP AND BASIS OF PRESENTATION

Rainbow Casino Vicksburg Partnership, L.P. (the “Partnership” or RCVP) was formed on February 19, 1993, as a Mississippi limited partnership to develop a dockside gaming facility in Vicksburg, Mississippi. The initial partners consisted of The Rainbow Casino Corporation (RCC), now known as Rainbow Corporation, as the general partner with a 55% partnership interest and two individual shareholders of RCC, as the limited partners each with a 22.5% limited partnership interest.

On July 15, 1994, United Gaming Rainbow (UGR), a wholly owned subsidiary of Bally Technologies, Inc. (“Bally”), purchased the 45% limited partnership interest in the Partnership from the two limited partners. On March 29, 1995, Bally consummated certain transactions whereby UGR acquired from RCC the general partnership interest in RCVP, and thereafter, UGR was the general partner and RCC was the sole limited partner. Under the adjusted partnership interests agreement, as the limited partner, RCC is entitled to net income allocations and cash distributions of 10% of the net available cash flows after debt service and other items, as defined (which amount increases to 20% of such amount when annual gross revenues exceed $35.0 million, but only on such incremental amount), payable quarterly through December 31, 2010. Bally holds the remaining economic interest in the Partnership through its ownership of UGR.

The accompanying financial statements have been prepared from the separate records maintained by the Partnership and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Partnership had been operated as an unaffiliated partnership. Portions of certain expenses either represent allocations made from home-office items applicable to Bally Technologies, Inc. as a whole or were transacted with Bally Technologies, Inc. pursuant to certain management or royalty agreements (see Notes 3 and 7).

2.              SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Certain Risks and Uncertainties — The Partnership’s operations are dependent on the continued licensing or qualification of the Partnership. Such licensing and qualification are reviewed periodically by the gaming authorities in the state of Mississippi.

The Partnership receives a significant amount of revenues from patrons within 50 miles of the property. If economic conditions in these areas were to decline materially or additional casino licenses were awarded in these locations, the Partnership’s results of operations could be materially affected.

Cash — Cash consists of cash on hand and cash on deposit in bank.

Accounts Receivable — Accounts receivable from customers is stated net of an allowance for doubtful accounts of $42,000 and $28,000 as of June 30, 2009 and 2008, respectively.

Inventories — Inventories, which consist principally of merchandise and operating supplies, are stated at the lower of cost or market using the first-in, first-out method.

Property and Equipment — Property and equipment are stated at cost.  Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. The range of depreciable lives is as follows:

Land improvements	5–39 years
Facilities and related improvements	5–39 years
Gaming equipment	4 years
Furniture, fixtures, and equipment	7 years

Significant replacements and improvements which extend the useful lives of assets are capitalized; other maintenance and repairs are expensed. The cost and accumulated depreciation of assets retired or otherwise disposed of are eliminated from the accounts, and any resulting gain or loss is credited or charged to income as appropriate.

Gaming Operations Revenues and Promotional Allowances — In accordance with industry practice, the Partnership recognizes as gaming operations revenue the net win from gaming activities, which is the difference between gaming wins and losses. Gaming operations revenues are net of accruals for anticipated payouts of the customer contribution portion of slot progressive jackpots and certain table games.  Gaming operations revenues are also net of certain sales incentives including points earned in point-loyalty programs.  Food and beverage revenues are generally recognized as services are provided to customers. The retail value of food and beverage and other services furnished to customers on a complimentary basis is included in gross revenues and then deducted as promotional allowances. The estimated cost of providing such complimentary services, totaling $3,073,000 and $2,666,000 for the years ended June 30, 2009 and 2008, respectively, has been classified as gaming operations expense.  Additionally, the Partnership provides to its customers complimentary rooms at the hotel owned by an unaffiliated third party.  The estimated cost of providing such complimentary services, totaling $645,000 and $638,000 for the years ended June 30, 2009 and 2008, respectively, has been classified as marketing and promotion expense (see Note 6).

Players Incentive Program — The Partnership provides a players club (the “Club”) for its casino customers, in which customers can earn points based on their slots play. These points can be redeemed for free play only. Because redemption of points does not displace a significant number of paying customers and the value of the awards is not significant compared to the original revenue transaction, the Partnership records revenue for the original transaction and a liability for the value of points earned by Club members.  The value of points is determined by estimating the cash value of points expected to be redeemed for free play. The expiration of unused points results in a reduction of the liability. An accrual has been established based on an estimate of the outstanding value of these incentives utilizing the age and prior history of redemptions and totaled approximately $188,000 and $229,000 as of June 30, 2009 and 2008, respectively.

Customers participating in the Club also receive coupons through the Partnership’s direct mail program.  The coupons can be redeemed for free play, complimentary food and beverage, and free rooms.  Because redemption of points does not displace a significant number of paying customers and the value of the awards is not significant compared to the original revenue transaction, the Partnership records revenue for the original transaction and a liability for the value of the coupons expected to be redeemed. An accrual has been established based on an estimate of the outstanding value of these incentives utilizing the age and prior history of redemptions and totaled approximately $165,000 and $182,000 as of June 30, 2009 and 2008, respectively. This amount has been reflected as an accrued liability in the accompanying balance sheets.

Customers’ overall level of table games and slots play is also tracked and used by management in awarding discretionary complimentaries — free rooms, food and beverage and other services — for which no accrual is recorded.

Advertising — Advertising costs are expensed the first time such advertisement appears. Total advertising costs (including direct mail marketing) were approximately $1,002,000 and $1,129,000 for the years ended June 30, 2009 and 2008, respectively, and are included in general and administrative expenses on the statements of income.

Fair Value of Financial Instruments — The carrying amounts of the Partnership’s financial instruments, consisting primarily of cash, accounts and notes receivable, accounts payable, and certain accrued liabilities, approximate their respective fair values.

Income Taxes — Income taxes are the responsibility of the individual partners and not the Partnership. Therefore, no provision for income taxes was made in the accompanying financial statements.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets — The Partnership reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  No impairment charges were recorded for the years ended June 30, 2009 and 2008.

Share-Based Compensation — Bally maintains equity incentive awards plans in which certain employees of the Partnership may participate. Bally allocates the share-based compensation for such stock option awards to the Partnership. Stock option awards typically vest in equal instatements over a three to four-year period.

The Partnership accounts for share-based compensation in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation, which established accounting for equity instruments exchanged for employee services and requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method. Share-based compensation cost is measured at the grant date, based on the calculated fair value of the award and is recognized, net of estimated forfeitures, as an expense over the employee’s requisite service period which is generally the vesting period of the equity grant. The Partnership classifies share-based compensation expense in the same financial statement line as cash compensation.

The Partnership recognized approximately $133,000 and $148,000 in share-based compensation expense for the years ended June 30, 2009 and 2008, respectively, which was allocated by Bally (see Note 7). This expense has been included in general and administrative expenses in the accompanying statements of income. As of June 30, 2009, there was approximately $264,000 of total unrecognized compensation expense related to the stock options that have not vested which will be recognized over the next four years. Additionally, as of June 30, 2009, there was approximately $117,000 of total unrecognized compensation expense related to the stock awards that have not vested which will be recognized over the next two years.

Recently Issued Accounting Pronouncements — In May 2009, the FASB issued ASC 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, and is effective for interim and annual periods ending after June 15, 2009. The Partnership adopted the provisions of ASC 855 in fiscal 2009 and its implementation did not have a material impact on the Partnership’s financial statements.

In February 2007, the FASB revised ASC 825, Financial Instruments, to permit companies to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by ASC 825 permits all companies to choose to measure eligible items at fair value at specified election dates. At each subsequent reporting date, a company shall report in earnings any unrealized gains and losses on items for which the fair value option has been elected. The amended provisions of ASC 825 were effective for the Partnership for fiscal 2009. The Partnership did not elect to measure any additional financial instruments at fair value and, consequently, the implementation of the amended provisions of ASC 825 did not have an impact on the Partnership’s financial statements.

The Partnership adopted the amended provisions of ASC 820, Fair Value Measurements and Disclosures, which define fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The amended provisions of ASC 820 became effective for the Partnership on July 1, 2008. The adoption of the amended provisions of ASC 820 did not have a significant impact on the Partnership’s financial statements.

Reclassifications — Certain amounts from the 2008 statement of income have been reclassified to conform to the 2009 presentation. Gaming taxes of $5,485,000, which were presented in cost of gaming operations in 2008, are stated separately in 2009.  Management fees of $612,000 were reclassified from general and administrative expenses to royalty and management fees — related party.

3.              MANAGEMENT AGREEMENT

On October 28, 1993, the Partnership entered into a perpetual management agreement with Mississippi Ventures, Inc., a wholly owned subsidiary of Bally, to manage the operations of the gaming facility subsequent to opening. The management agreement, as amended, provides for compensation to the manager of $100,000 per year, payable in equal monthly installments and, if performance meets certain criteria defined by the management agreement, an additional bonus of 4% of earnings before interest, income taxes, depreciation, amortization, and royalties (EBITDAR) in excess of $10,500,000 and 6% of EBITDAR in excess of $14,700,000. Management fees of $439,000 and $612,000 for the years ended June 30, 2009 and 2008, respectively, are included in royalty and management fees — related party in the accompanying statements of income.

4.              ACCRUED LIABILITIES

Accrued liabilities as of June 30, 2009 and 2008, consist of the following (in thousands):

	2009	2008

Accrued salaries, vacation, and bonuses	$780	$645
Accrued players’ points, progressive jackpots, and chip/token liability	502	607
Property taxes	415	308
Gaming taxes	128	161
Hospitality Franchise System Royalty Payable (Note 7)	320	362
Other	381	83

Total accrued liabilities	$2,526	$2,166

5.              LEASE COMMITMENTS

Operating lease expenses, including cancellable month-to-month rental expenses for casino equipment and other cancellable month-to-month storage and equipment leases, totaled $1,057,000 and $843,000, respectively, for the years ended June 30, 2009 and 2008. At June 30, 2009, the Partnership had noncancelable equipment agreements that expire on various dates from 2010 through 2012. Future minimum lease payments under noncancelable operating leases are as follows (in thousands):

Years Ending

2010	$26
2011	26
2012	26

Total	$78

6.              COMMITMENTS AND CONTINGENCIES

RCVP leases a portion of its land to MPH Investment of Mississippi, Inc. (“MPH”) (formerly Amerihost Development, Inc.), an unaffiliated third party, which owns and operates an 89-room hotel adjacent to the Partnership’s gaming facilities. The lease requires a nominal annual rental fee for the term of 75 years and, in the event the Partnership moves its location, RCVP is required to purchase the hotel from MPH for $3,500,000. As amended, the agreement further provides that if during quarterly periods the hotel occupancy does not exceed 85%, RCVP must guarantee certain revenue levels based on occupancy at an agreed-upon rate schedule. During fiscal 2009, the Partnership paid $50,000 related to the guarantee. During fiscal 2008, the room occupancy obligation was met therefore no payment was made by the Partnership. In addition, RCVP must pay MPH an annual fee of $40,000 beginning February 17, 1994, which increases in $5,000 increments at each five-year anniversary date thereafter. The annual fee is compensation for marketing services and other services provided by MPH. Payments made pursuant to this agreement were $50,000 for the years ended June 30, 2009 and 2008.  All room fees, including the occupancy obligation fees, and marketing services are classified as marketing and promotion expense on the statements of income.

In June 2010, the Partnership was notified by the City of Vicksburg, Mississippi that the Partnership’s account for gas consumption had not been billed properly, resulting in past charges significantly lower than actual usage. The notification was accompanied by usage information for the period from November 2005 through May 2010 and a billing for gas and taxes totaling $751,000, including $89,000 for usage after June 30, 2009. Management has contacted the City of Vicksburg, Mississippi regarding the billing but has not yet received sufficient information to evaluate the validity and legality of the billing. As of June 30, 2009, the Partnership has not provided for any amounts in excess of previous billings.

The Partnership is a litigant in legal matters arising in the normal course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance or, if not insured, will not have a material adverse effect on the financial position, results of operations, or cash flows of the Partnership.

7.              RELATED-PARTY TRANSACTIONS

In conjunction with certain financing provided to the Partnership by Hospitality Franchise System (HFS), the Partnership entered into an agreement to pay a permanent and unconditional royalty to HFS. Such agreement was later acquired by Bally and pursuant to that agreement, Bally has the right to a permanent and unconditional royalty equal to 12% of annual gross gaming revenues, as defined, up to $40,000,000; 11% of annual gaming revenues, as defined, in excess of $40,000,000 up to $50,000,000; and 10% of annual gaming revenues, as defined, in excess of $50,000,000. Royalties paid to Bally totaled $4,674,000 and $5,552,000 for the years ended June 30, 2009 and 2008, respectively, and are included in royalty and management fees — related party in the accompanying statements of income. Included in accrued liabilities in the accompanying balance sheets as of June 30, 2009 and 2008 are accrued royalties of $320,000 and $362,000, respectively.

Employees of the Partnership are eligible to participate in the Bally Technologies, Inc. 401(k) Savings Plan after meeting certain age and length of employment requirements. The Bally Board of Directors elects each year to make discretionary matching contributions to all participants. The matching contributions for employees of the Partnership totaled approximately $62,000 and $70,000 for the years ended June 30, 2009 and 2008, respectively.

The Partnership is included with Bally and its other domestic subsidiaries for general liability, theft, errors, omissions, and other insurance purposes. Costs for such coverage are allocated to Bally subsidiaries based on relative levels of budgeted revenues. Insurance costs allocated to the Partnership totaled approximately $609,000 and $645,000 for the years ended June 30, 2009 and 2008, respectively.

As discussed in Note 2, Bally maintains equity incentive awards plans in which certain employees of the Partnership may participate. Bally allocates the share-based compensation for such stock option awards to the Partnership.  The Partnership recognized approximately $133,000 and $148,000 in share-based compensation expense for the years ended June 30, 2009 and 2008, respectively. This expense has been included in general and administrative expenses in the accompanying statements of income.

The Partnership transfers cash in excess of operating needs to Bally on a periodic basis. Cash transfers are also made from Bally to the Partnership based upon the needs of the Partnership to fund daily operations and capital expenditures. Included in accrued liabilities as of June 30, 2009 are amounts due to Bally in the amount of $115,000.  Amounts due to Bally as of June 30, 2008 are immaterial.

In November 2007, the Partnership and an affiliate exchanged certain property owned by the Partnership, including land and a building, with an appraised value of $267,000 and a net book value of approximately $177,000 for similar property owned independently by the affiliate with an appraised value of $129,000. The Partnership also received a note receivable from the affiliate for $48,000. Such note receivable is unsecured, due in monthly installments of $1,000, and bears interest at 8% in the event of default payments. The balance of the note receivable was $26,000 and $38,000 for the years ended June 30, 2009 and 2008, respectively.

8.              SUBSEQUENT EVENT

The Partnership completed its subsequent events review through June 24, 2010, the date on which the financial statements were available to be issued.

On June 8, 2010, Bally Technologies, Inc., through its wholly-owned subsidiaries, sold all of its interest in the Partnership to Isle of Capri Casinos, Inc. for $80 million in cash, subject to certain post-closing purchase price adjustments.

******